Exhibit 10.1

INSTRUCTIONS FOR EXECUTION AND

DELIVERY OF SHARE EXCHANGE AGREEMENT

The following are instructions for shareholders of Dorado Ocean Resources Limited who desire to enter into the attached Share Exchange Agreement:

1. The shareholder must sign and fill-in all blanks set forth on the “Counterpart Signature Page” to the Share Exchange Agreement (page 10 of the Share Exchange Agreement). Two (2) copies of the Counterpart Signature Page should be signed and completed.

2. The shareholder must complete and sign the enclosed Confidential Investor Questionnaire. Only one signed copy is necessary.

3. The shareholder must deliver the following items to Foley & Lardner LLP to the address set forth below:

Items to be delivered:

• Both originally signed copies of the Counterpart Signature Page

• The originally signed copy of the Confidential Investor Questionnaire

• The original Dorado stock certificates for all shares held by you

• The signed Dorado shareholder resolution and waiver

• An originally signed copy of the Instrument of Transfer

• An originally signed copy of the Bought and Sold Note

Address for delivery:	Foley & Lardner LLP 100 North Tampa St., Suite 2700 Tampa, Florida 33602 USA Attention: Robert Mace, Corporate Paralegal

If you intend to participate in the exchange offering, please scan your signed documents and email them to John Morris at ajcm@neptuneminerals.com

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (“Agreement”) is made and entered into as of May 18, 2011, by and among Neptune Minerals, Inc., a Nevada corporation (“Neptune”), and the persons or entities who have executed a counterpart signature page to this Agreement (each an “Exchanging Shareholder” and collectively the “Exchanging Shareholders”).

W I T N E S S E T H:

WHEREAS, the Exchanging Shareholders are the record and beneficial owners of the ordinary shares of Dorado Ocean Resources Limited, a Hong Kong private limited company (“Dorado”), indicated next to their respective names under Column (1) on Schedule A hereto (each, a “Dorado Share” and collectively the “Dorado Shares”).

WHEREAS, pursuant to and subject to the terms and conditions hereof, Neptune desires to issue to each Exchanging Shareholder the number of shares of Class B $.0001 par value non-voting common capital stock of Neptune (each a “Neptune B Share” and collectively the “Neptune B Shares”) set forth next to the Exchanging Shareholder’s name in Column (2) on Schedule A hereto in exchange for the Dorado Shares held by each such Exchanging Shareholder.

NOW, THEREFORE, in consideration of the premises, which shall be deemed an integral part of this Agreement and not as mere recitals hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Share Exchange. Each Exchanging Shareholder, severally and not jointly, hereby agrees to sell to Neptune all of the Dorado Shares shown next to the Exchanging Shareholder’s name in column (1) of Schedule A for and in consideration of the issuance and transfer to the Exchanging Shareholder of the number of Neptune B Shares set forth next to such Exchanging Shareholder’s name in column (2) on Schedule A attached hereto.

2. Closing. The closing (the “Closing”, and the term “Close” shall be construed accordingly) of the transactions contemplated herein shall take place at the offices of Foley & Lardner LLP, 100 North Tampa St., Suite 2700, Tampa, Florida 33629 (“Closing Agent”) and shall take place as soon as reasonably practicable following the last to be satisfied or waived of all conditions described in Section 5 hereof. If Closing and completion of the transactions contemplated by this Agreement does not occur on or before May 27, 2011 (the “Termination Date”), this Agreement shall be null and void, and no party shall be deemed to have any rights or obligations hereunder; provided, however, that Neptune may, in its sole discretion, extend the Termination Date to a date no later than July 15, 2011 upon written notice to the Exchanging Shareholders. At the Closing, Neptune shall cause to be delivered to each Exchanging Shareholder certificates representing the relevant number of Neptune B Shares as set out in column (2) on Schedule A. The parties acknowledge that Foley & Lardner LLP is legal counsel to Neptune and hereby consent to Foley & Lardner LLP acting as Closing Agent hereunder.

3. Representations and Warranties of Exchanging Shareholders. Each Exchanging Shareholder hereby represents and warrants, severally not jointly, to Neptune as follows:

3.1 Right, Power and Authority; Authorization. The execution and delivery of this Agreement by the Exchanging Shareholder and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Exchanging Shareholder, and no further consent or action is required by the Exchanging Shareholder, or its shareholders, members, partners, officers, directors, managers, employees or agents. The Exchanging Shareholder has the absolute and unrestricted right, power, authority, and capacity to enter into this Agreement and to transfer the Exchanging Shareholder’s Dorado Shares to Neptune in accordance with the terms of this Agreement, and to otherwise consummate the transactions contemplated by this Agreement. This Agreement has been duly executed by the Exchanging Shareholder and constitutes the valid and binding obligation of the Exchanging Shareholder, enforceable against the Exchanging Shareholder in accordance with its terms. In addition, the Exchanging Shareholder is not a party to any voting agreement, shareholders agreement, or any other document or agreement regarding the management or ownership of Dorado, the transfer of the Exchanging Shareholder’s Dorado Shares or otherwise restricting any rights with respect to the Exchanging Shareholder’s Dorado Shares. The Exchanging Shareholder has not created any interest or equity (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security, title, retention or any other security agreement or arrangement in respect of any of the Dorado Shares set forth opposite their respective names in column (1) on Schedule A.

3.2 No Breach or Conflicts.

(a) The Exchanging Shareholder’s execution, delivery, and performance of this Agreement and its consummation of the transactions contemplated hereby will not (i) conflict with or result in a violation of, the Exchanging Shareholder’s organizational documentation, if an entity, or (ii) violate or conflict with, or result in a breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Exchanging Shareholder, or require the consent of any other party to, any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument (all whether written or oral) to which it is a party or by which it may be bound or to which any of its property or assets is subject.

(b) The Exchanging Shareholder is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Exchanging Shareholder of this Agreement.

3.3 Valid Title. The Exchanging Shareholder has and will transfer to Neptune in accordance with the terms of this Agreement, good, valid and marketable title to the number of Dorado Shares set forth beside his/her/its name on column (1) of Schedule A attached hereto, free and clear of any and all security interests, pledges, claims, liens, encumbrances or other rights of any other person or entity. Other than the Dorado Shares indicated on Schedule A next to the Exchanging Shareholder’s name, the Exchanging Shareholder owns (either of record or beneficially) no other shares or other equity interests of any type in Dorado or its subsidiaries and has no options, warrants, or rights to purchase or acquire shares or other equity interests or securities of Dorado or its subsidiaries.

3.4 Investment Representation. Each Exchanging Shareholder hereby makes the following representations, warranties and covenants to Neptune:

(a) The Exchanging Shareholder, both alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Neptune B Shares, and has so evaluated the merits and risks of such investment. The Exchanging Shareholder is able to bear the economic risk of an investment in the Neptune B Shares for an indefinite period of time and, at the present time, is able to afford a complete loss of such investment. The Exchanging Shareholder further acknowledges that the Neptune B Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and Neptune does not intend to so register the Neptune B Shares.

Therefore, the Exchanging Shareholder understands and acknowledges that the Neptune B Shares must be held by the Exchanging Shareholder indefinitely or sold pursuant to restrictions which may limit the price which the Exchanging Shareholder receives from a disposition of the Neptune B Shares. If other than an individual, the Exchanging Shareholder also represents it has not been organized for the purpose of acquiring the Neptune B Shares.

(b) The Exchanging Shareholder believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Neptune B Shares and acknowledges it has received and thoroughly reviewed the Confidential Information Summary of Neptune, dated May 18, 2011, relating to the transactions contemplated hereby (the “Summary”), which includes a description of various investment risk factors (the “Investment Risk Factors”). In addition, the Exchanging Shareholder represents and warrants that Neptune has made available for inspection by the Exchanging Shareholder various documents connected with Neptune’s business and has not refused in any way to permit the Exchanging Shareholder to inspect any document requested to be inspected by such Exchanging Shareholder. The Exchanging Shareholder further represents that it has had an opportunity to ask questions and receive satisfactory answers from representatives of Neptune, regarding the terms and conditions of this exchange, the Neptune B Shares, the Summary, the Investment Risk Factors, the present and anticipated future financial condition of Neptune, and the present and anticipated business, properties, prospects and financial condition of Neptune.

(c) The Exchanging Shareholder is acquiring the Neptune B Shares for its own account and not as a nominee or agent for any other person, and with a view toward investment therein and not to the distribution of all or any part thereof, and such Exchanging Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the Neptune B Shares to be received hereunder. By executing this Agreement, such Exchanging Shareholder further represents to Neptune that such Exchanging Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any such person or to any third person, with respect to any of the Neptune B Shares.

(d) The Exchanging Shareholder understands that nothing in this Agreement or any other materials presented by or on behalf of Neptune to the Exchanging Shareholder in connection with the purchase and sale of the Neptune B Shares constitutes legal, tax, or investment advice. The Exchanging Shareholder has consulted such legal, tax, and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Neptune B Shares. The Exchanging Shareholders shall timely pay all of their respective tax liabilities relating to the transactions contemplated hereby (including without limitation any income tax liabilities on the gain on the sale of the Dorado Shares hereunder) and shall indemnify Neptune from and against any and all liability or claims arising from any failure of any Exchanging Shareholder to timely satisfy such tax liabilities.

(e) The Exchanging Shareholder acknowledges that no offer by the Exchanging Shareholder to acquire the Neptune B Shares hereunder will be accepted until Neptune has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to Neptune sending, in writing or by electronic mail, notice of its acceptance of such offer.

(f) If the Exchanging Shareholder is not a United States person, the Exchanging Shareholder hereby represents that he/she/it has satisfied himself/herself/itself as to the full observance of the laws of his/her/its jurisdiction in connection with any invitation to acquire the Neptune B Shares hereunder, including (a) the legal requirements within his/her/its jurisdiction of residence for the purchase of the Neptune B Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences to the Exchanging Shareholder, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Neptune B Shares. The Exchanging Shareholder further warrants to Neptune that the Exchanging Shareholder’s acquisition of, and its continued beneficial ownership of the Neptune B Shares, will not violate any applicable securities or other laws of his/her/its jurisdiction of residence.

(g) The Exchanging Shareholder agrees not to dispose of the Neptune B Shares or any interest therein, or to offer, sell, pledge, hypothecate or otherwise transfer or dispose of any of the Neptune B Shares or any interest therein, unless, (i) a registration statement under the Securities Act with respect to such Neptune B Shares shall then be in effect, and such transfer has been qualified under all applicable state securities laws, or (ii) the availability of exemption from such registration and qualification shall be established to the satisfaction of counsel to Neptune (who may require a written opinion of counsel for such Exchanging Shareholder to that effect prior to allowing any such hypothecation, disposal or transfer of the Neptune B Shares).

(h) The Exchanging Shareholder acknowledges and understands that the offer and sale of the Neptune B Shares are not being registered under the Securities Act in reliance on the “private offering” exemption provided by Section 4(2) of the Securities Act and/or Regulation D or Regulation S promulgated pursuant to the US Securities Act, and that Neptune is basing its reliance upon that exemption and in part on the representations, warranties, statements and agreements contained herein and those of the other Exchanging Shareholders in similar purchase agreements.

(i) The Exchanging Shareholder acknowledges and understands that Neptune has no present intention of effecting a registration of the Neptune B Shares under either the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Exchanging Shareholder further, acknowledges that such Exchanging Shareholder understands and agrees that Neptune has no obligation to register the Neptune B Shares under the Securities Act or the Exchange Act. The Exchanging Shareholder further understands that a stop-transfer order will be placed on the transfer books of Neptune respecting the certificates evidencing the Neptune B Shares and such certificates shall bear, until such time as the Neptune B Shares shall have been registered under the Securities Act or shall have been transferred in accordance with such an opinion of counsel as is reasonably satisfactory to counsel for Neptune, the following legend or one substantially similar thereto:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, OR AN AVAILABLE EXEMPTION THEREUNDER, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

3.5 Transaction Documentation. The Exchanging Shareholder acknowledges that this Agreement and all of the documents referred to herein and/or to be executed and delivered at, or in conjunction with, the Closing, have been prepared by Neptune, but further acknowledges that such Exchanging Shareholder has been given the opportunity and encouraged to have this Agreement and all such documents reviewed by counsel of such Exchanging Shareholder’s choice on such Exchanging Shareholder’s behalf.

3.7 Agents or Brokers. The Exchanging Shareholder has taken no action which would give rise to any claim by any person or entity for finder’s fees, brokerage or other commissions relating to this Agreement or the transactions contemplated hereby, and such Exchanging Shareholder will indemnify and hold harmless Neptune (and all of its shareholders, officers, directors and agents) from and against any claims for any such fee as a result of any agreement or understanding between any of them and any third party.

3.8 Residence. If the Exchanging Shareholder is an individual, the Exchanging Shareholder is a bona-fide resident of the state or country set forth in the address provided on the Exchanging Shareholder’s Counterpart Signature Page to this Agreement. If the Exchanging Shareholder is an entity, the Exchanging Shareholder’s primary place of business is the address provided on the Exchanging Shareholder’s Counterpart Signature Page to this Agreement.

4. Representations and Warranties of Neptune. Neptune hereby makes the following representations, warranties and covenants to the Exchanging Shareholders:

4.1 Neptune has been duly organized and validly exists as a corporation with active status under the laws of the State of Nevada, with all requisite power and authority to conduct its business.

4.2 Neptune has the requisite corporate power and authority to execute, deliver, and perform its obligations under this Agreement. The execution and delivery of this Agreement by Neptune and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of Neptune, and no further consent or action is required by Neptune, its board of directors, or its stockholders. This Agreement, once executed by Neptune and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Neptune, enforceable against Neptune in accordance with its terms.

4.3 Neptune’s execution, delivery, and performance of this Agreement and its consummation of the transactions contemplated hereby will not (i) conflict with or result in a violation of, the Neptune Articles of Incorporation or Bylaws, or (ii) violate or conflict with, or result in a breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of Neptune pursuant to, or require the consent of any other party to, any material indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject.

4.4 The Neptune B Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms hereof, will be validly issued, fully paid, and non-assessable and will not be sold in violation of statutory or contractual preemptive rights, resale rights, rights of first refusal, or similar rights.

5. Conditions Precedent to the Obligations of Neptune. The obligation of Neptune to consummate the transactions contemplated by this Agreement is subject to the satisfaction or written waiver of the following conditions on or before the Closing:

(a) the representations and warranties set forth in Article 3 hereof shall be true and correct at and as of the Closing as though then made and as though the Closing date was substituted for the date of this Agreement throughout such representations and warranties;

(b) the board of directors of Neptune shall have approved the transactions contemplated by this Agreement;

(c) the Articles of Association of Dorado shall have been amended or waived in a manner reasonably acceptable to Neptune; and

(d) all Exchanging Shareholders shall have performed all of the covenants and agreements required to be performed by them under this Agreement prior to the Closing in a manner reasonable acceptable to Neptune.

6. Nature of Obligations; Release.

6.1 Nature of Obligations. Once this Agreement has been executed by a Exchanging Shareholder, the Exchanging Shareholder expressly understands and agrees that its agreement to exchange its Dorado Shares for Neptune B Shares as described herein and to fulfill its other obligations pursuant to this Agreement is irrevocable until the Termination Date. The Exchanging Shareholders further acknowledge that Neptune shall not be obligated to complete the transactions set forth herein until Neptune has formally accepted the offers made by each of the Exchanging Shareholders hereunder by means of the execution and return of copies of this Agreement to such Exchanging Shareholders, and Neptune reserves the right, in its sole discretion to reject any offer of any Exchanging Shareholder without further obligation. Once offers of Exchanging Shareholders have been accepted by Neptune, the consummation of the transactions contemplated herein shall remain subject to the conditions precedent set forth in Section 5 hereof unless waived in writing by Neptune. The Exchanging Shareholders acknowledge that the transactions contemplated hereby may be effected by Neptune after accepted the offers made hereunder by each of the Exchanging Shareholders even if not all of the holders of Dorado Shares have entered into this Agreement.

6.2 Release. The Exchanging Shareholder hereby absolutely and unconditionally releases and forever discharges Dorado, Neptune, and any and all of their respective parent companies, subsidiary companies, affiliate companies, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Exchanging Shareholder has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of the Exchanging Shareholder in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under any statute, regulation, or law which provides substantially the following:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Exchanging Shareholder acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this release shall be and remain effective in all respects notwithstanding any such differences or additional facts. Exchanging Shareholder understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Notwithstanding anything herein to the contrary, nothing in the foregoing release will release Neptune from any obligations that it may have to Exchanging Shareholder under the terms of this Agreement.

7. Notices. If any notices, consents, approvals, or waivers are to be given by any party to this Agreement by any other party or parties to this Agreement, such notices, consents, approvals, or waivers shall be in writing, and shall be properly addressed to the party to whom such notice is directed, and shall be either actually hand delivered to such party or sent by internationally recognized courier (e.g. DHL) for priority delivery. Notices to Neptune shall be addressed to Neptune as follows, while notices to the Exchanging Shareholders shall be addressed to their respective addresses set forth on their respective Counterpart Signature Page hereto:

If to Neptune:	Neptune Minerals, Inc.
5858 Central Ave
St. Petersburg, FL 33707
USA
Attn: John C. Morris
jcm@jcmconsulting.org

8. Waiver of Breach. The waiver by any party of a breach of any covenant, agreement, or provision contained in this Agreement by any other party shall not be construed as a waiver of the covenant, agreement, or provision itself or any subsequent breach of that covenant, agreement, or provision or any other covenant, agreement, or provision contained in this Agreement.

9. Miscellaneous.

9.1 Entire Agreement. This Agreement, including all exhibits and schedules referenced herein and attached hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matters hereof, and supersedes all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the parties in connection with the subject matters hereof. Except as otherwise provided herein, no covenant, representation, or condition not expressed in this Agreement, or in an amendment hereto made and executed in accordance with Section 9.2, shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Agreement.

9.2 No Amendments or Waivers. No change, modification, or termination of any of the terms, provisions, or conditions of this Agreement shall be effective unless made in writing and signed or initialed by all parties hereto, their successors or assigns. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

9.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (United States of America). Exclusive venue for any legal action hereunder shall be in Hillsborough County, Florida, USA. Each of the parties hereby consents to the jurisdiction of the state courts located in Hillsborough County, Florida, USA and the federal courts located in the Middle District of Florida, USA, Tampa Division, and waives any right to asset that such venue is an inconvenient forum. Each of the parties hereto hereby further consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the notice provisions of Section 7 of this Agreement.

9.4 Severability. If any paragraph, subparagraph, or other provision of this Agreement, or the application of such paragraph, subparagraph, or provision, is held invalid, then the remainder of this Agreement, and the application of such paragraph, subparagraph, or provision to persons or circumstances other than those with respect to which it is held invalid, shall not be affected thereby.

9.5 Construction. The titles or captions of paragraphs and subparagraphs contained in this Agreement are provided for convenience of reference only, and shall not be considered a part hereof for purposes of interpreting or applying this Agreement, and, therefore, such titles or captions do not define, limit, extend, explain, or describe the scope or extent of this Agreement or any of its terms, provisions, representations, warranties, conditions, etc., in any manner or way whatsoever. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, or neuter, and to the singular or plural, as the identity of the person or entity or persons or entities may require. It is acknowledged that each party had the opportunity to be represented by legal counsel in the preparation of this Agreement, and accordingly every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto. This Agreement shall not be construed against any party by virtue of a party being deemed the Agreement’s drafter.

9.6 Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

9.7 Binding Effect and Non-Assignability. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto. This Agreement shall not be assignable without the mutual consent of the parties hereto.

9.8 Continuance of Agreement. The rights, responsibilities, duties, representations, and warranties of the parties hereto, and the covenants and agreements herein contained, shall survive any closing and the execution hereof, and shall continue to bind the parties hereto, and shall continue in full force and effect until each and every obligation of the parties hereto pursuant to this Agreement and any document or agreement incorporated herein by reference shall have been fully performed.

9.9 Counterparts. This Agreement may be exercised in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, ad in making proof hereof it shall not be necessary to produce or account for more than one such counterpart. The parties agree that this Agreement may be executed by each party signing one original and providing a facsimile (fax) or scanned copy of the signature page to the other party, provided that each party agrees to make its document with the original signature available to the other party upon request, and further provided that the parties agree that the fax signature shall be treated as if it were an original signature, and neither party shall contest the validity of this Agreement based on the use of fax or scanned signatures.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NEPTUNE MINERALS, INC.

	By:	/s/ John Morris
Executed on June 3, 2011		John Morris, Chief Executive Officer

[signatures continue on following pages]

COUNTERPART SIGNATURE PAGE

OF EXCHANGING SHAREHOLDER TO

SHARE EXCHANGE AGREEMENT

The undersigned hereby executes this Share Exchange Agreement as an “Exchanging Shareholder” hereunder. This Agreement shall be effective as of the date set forth above in the first paragraph of this Agreement regardless of when the undersigned executes the same.

Name of Exchanging Shareholder:	Odyssey Marine Exploration

Signature of Exchanging Shareholder:	/s/ Greg Stemm

Title (if Exchanging Shareholder is an entity):	CEO

Date of Signature:	May 23, 2011

Address:

Telephone Number:

Facsimile Number:

E-Mail Address: